AMENDMENT ONE TO

LICENSE AGREEMENT

THIS AMENDMENT ONE TO LICENSE AGREEMENT (this “Amendment”)  is entered into as of March [6], 2015, by and among Sanchez Oil & Gas Corporation, a Delaware corporation (“SOG”), Sanchez Production Partners LP, a Delaware limited partnership (“SPP”), and SEP Holdings IV, LLC, a Delaware limited liability company (“SEP IV”).

WITNESSETH:

WHEREAS, SOG, SPP and SEP IV entered into that certain Geophysical Seismic Data Use License Agreement, dated as of May 8, 2014 (the “License Agreement”).

WHEREAS, after the Effective Date, Constellation Energy Partners LLC changed its name to Sanchez Production Partners LLC.

WHEREAS, on the date hereof, Sanchez Production Partners LLC converted to a Delaware limited partnership named Sanchez Production Partners LP.

WHEREAS, SOG,  SPP and SEP IV desire to amend the License Agreement.

NOW, THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to the License Agreement. Section 14 of the License Agreement is hereby amended to add a new Section 14(r) to read as follows:

Use of SOG Mark.    Effective as of September 1, 2014, SOG hereby grants to Sanchez Production Partners LLC a royalty-free, fully paid up, nonexclusive and nontransferable right and license to use the name “Sanchez Production Partners” and the mark attached hereto as Exhibit A solely in connection with the oil and natural gas exploration and production business of the Companies. The license granted hereby will terminate concurrently with the expiration or termination of the Services Agreement at the election of SOG by giving written notice thereof to the Companies within 30 days of termination or expiration. The Companies shall maintain a standard of quality for all goods and services on which the mark is used that is at least equivalent to the standard of quality utilized by SOG.  SOG shall have the right to inspect and ensure that the quality standard is maintained for the term of the license granted hereby.

2.

No Other Changes.  Except as modified hereby, all of the terms and provisions of the License Agreement shall remain in full force and effect.  This Amendment shall be construed in connection with and as a part of the License Agreement and, except as expressly contemplated by this Amendment, all terms, conditions and covenants contained in the License Agreement are hereby ratified and shall be and remain in full force and effect.

3.

References to the Agreement.  In furtherance of the foregoing, all references in the License Agreement to “this License Agreement” shall mean the License Agreement, as amended hereby and as may be further amended, from time to time hereafter.

4.

Counterparts; Electronic Signatures.  This Amendment may be executed in multiple counterparts, each of which, when executed, will be deemed an original, and all of which will constitute but one and the same instrument. A signature of a party transmitted to the other party by facsimile, PDF or other electronic means shall constitute the original signature of such party for all purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment One to the License Agreement to be duly executed and delivered as of the date first above written.

SANCHEZ OIL & GAS CORPORATION
By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Co-President

SANCHEZ PRODUCTION PARTNERS LP
By:	Sanchez Production Partners GP LLC, its general partner
/s/ Charles Ward
Name:	Charles Ward
Title:	Chief Financial Officer

SEP HOLDINGS IV, LLC
By:	/s/ Charles Ward
Name:	Charles Ward
Title:	Chief Financial Officer

[Signature Page to Amendment One to License Agreement]

EXHIBIT A

EXHIBIT A